UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2004

MR3 Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32343	62-0259003
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Brannan Street, Suite #200, San Francisco, California 94107
(Address of principal executive offices)

Registrant's telephone no., including area code: (415) 947-1090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.0 Other Events

On October 18, 2004, MR3 Systems, Inc. (“MR3 or the Company”) filed a legal action MR3 Systems, Inc. v. Linsa Associates, Ltd., et. al. CSC-04-435558 in California Superior Court, in and for the City and County of San Francisco, against Linsa, Ltd., et al. (“Linsa”), for breach of contract and declaratory relief in connection with the Company’s MR3 Technology Transfer Agreement (“Agreement”) with Linsa. These claims arise out of Linsa’s failure to use its best efforts to commercialize the MR3 Technology, as required under the Agreement, and to correct a default on monies owed to MR3 for services performed under the Agreement.

Effective April 10, 2002, the Company entered into the aforementioned Agreement with Linsa to commercialize the MR3 Technology in Canada, Australia, Asia and the Middle Eastern Territories. Thirty-six countries (or territories) were originally included as reserved jurisdictions under the Agreement. In accordance with the terms of the Agreement, MR3 was to transfer right, title, and interest in and to both the tangible and the intangible property constituting MR3’s technology for use within the designated territories. Both parties agreed to share all the distributable profits resulting from the use of the MR3 Technology to which they were collectively entitled on a 50%-50% basis. MR3 subsequently forwarded all pertinent technical knowledge and information to Linsa for practical implementation of the MR3 Technology. The Company negotiated an amendment to the Agreement with Linsa, effective February 26, 2004 to reduce the number of exclusive jurisdictions to Taiwan and Egypt, including affiliates or subsidiaries operating outside of the restricted jurisdictions subject to certain conditions.

In response to a July 13, 2004 communication from Linsa regarding certain claims by Linsa with respect to the Agreement, the Company notified Linsa on August 3, 2004 that it was in default under the Agreement for its failure to pay MR3 for $56,000 in invoiced charges related to services performed on behalf of Linsa pursuant to the Agreement. The Company provided Linsa with a 10-day cure period to correct the default. On August 26, 2004, the Company further notified Linsa that it rejected any claim by Linsa that MR3 had breached its obligations under the Agreement and reaffirmed its proper transfer of the MR3 Technology by providing an additional copy of the relevant technical documentation. The Company provided Linsa an additional 15-day cure period to become current with its $56,000 obligation to MR3. As of October 18, 2004, Linsa has failed to correct its breach of the Agreement resulting in the Company’s action for breach of contract and declaratory relief.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	MR3 Technology Acquisition Agreement between the Company and Linsa Associates, Ltd., dated April 10, 2002. [1]

10.2	Amendment #1, dated October 28, 2002, to the MR3 Technology Acquisition Agreement between the Company and Linsa Associates, Ltd. [1]

10.3	Amendment #2, dated February 26, 2004, to the MR3 Technology Acquisition Agreement between the Company and Linsa Associates, Ltd. [2]

1 Incorporated by reference from the annual report on Form 10-KSB for the period ended December 31, 2002 filed with the Securities and Exchange Commission on August 19, 2003.

2 Incorporated by reference from the annual report on Form 10-KSB for the period ended December 31, 2003 filed with the Securities and Exchange Commission on March 29, 2004.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MR3 Systems, Inc.

By: /s/ William C. Tao
William C. Tao
Chief Executive Officer

Date: October 19, 2004